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THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
1300 SOUTH CLINTON STREET
FORT WAYNE, INDIANA 46801
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INTEROFFICE MEMORANDUM
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Date:   February 21, 1997

To:     Lantz Mintch
        Second Vice-President, Director of Annuity/Pension Financial Reporting

From:   Jeremy Sachs, Senior Counsel

Re:     Lincoln National Variable Annuity Account L
        Attorney's Opinion and Consent Letter
        Rule 24f-2 Notice - year ended December 31, 1996
        (File No. 333-5827;811-7645
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At the request of the management of the Lincoln National Life Insurance Company, for and on behalf of Lincoln National Variable Annuity Account H, I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that the securities the registration of which the above notice makes definite in number were legally issued, fully paid, and non-assessable.

I consent to the filing of this Opinion as an exhibit to the Fund's Rule 24f-2 Notice dated 2-26-97.